UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  October 28, 2016

Golden Eagle International, Inc.
(Name of registrant as specified in its charter)

Colorado	0-23726	84-1116515
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

3934 Platte Ave.
Sedalia, CO 80135
Address of principal executive offices

(303) 773-6666
Telephone number, including
Area code

4628 S. Broadway
Englewood, CO  80113
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On October 28, 2016, Golden Eagle International, Inc. ("Golden Eagle" or "the Company") acquired Advantego Technologies, Inc. ("Advantego") in exchange for 127,915,000 shares of Golden Eagle's common stock.

In connection with this acquisition, the following management changes took place on October 28, 2016:

●	Mark Bogani resigned as an officer and director of the Company;
●	Frank Grey resigned as the Company's Secretary and Treasurer;
●	Tracy Madsen resigned as a director of the Company;
●	Robert Ferguson became a director of the Company and the Company's Chief Executive Officer;
●	Fred Popke became a director of the Company and the Company's Vice President, Secretary and Treasurer; and
●	John J. Carvelli and Barry Adnams became directors of the Company.

Frank Grey remains as the Company's Principal Financial and Accounting Officer and as a director.

Advantego develops software, products and related services which are designed to enable an organization to rapidly and cost effectively create a comprehensive promotional and marketing campaign using social media marketing, customer relationship management, lead generation, and cloud computing.  Advantego plans to provide its software to a variety of clients, including businesses, financial institutions, real estate related entities, national franchise organizations, governmental agencies, schools and charities.

Social Media Marketing is the process of marketing through social media websites. Social media is a catch-all term for sites that may provide radically different social interactions. For instance, Twitter is a social media website designed to let people share short messages or "updates" with others.

Customer relationship management (CRM) practices, strategies and technologies are used to analyze customer personal information, purchase history, buying preferences and concerns with the goal of improving customer retention and increasing sales. CRM systems compile information on customers across different channels -- or points of contact between the customer and the organization -- which could include the organization's website, telephone, live chat forums, direct mail, marketing materials and social media.

Lead Generation is the process of identifying potential customers for list building, e-newsletter list acquisition and sales leads.

Cloud Computing provides shared computer processing resources and data to computers and other devices on demand and by means of the internet.

Advantego is a California corporation formed on July 29, 2016.  There is no public market for Advantego's common stock.  As of the date of this report, Advantego had not entered into any agreements with any third parties and had not earned any revenue.

The Company's current officers and directors are listed below.

Name	Age	Position

Robert W. Ferguson	64	Chief Executive Officer and a Director
Fred Popke	57	Vice President, Secretary, Treasurer and Director
Frank Grey	62	Principal Financial and Accounting Officer and a Director
John J. Carvelli	54	Director
Barry Adnams	57	Director

Directors are generally elected at an annual shareholders' meeting and hold office until the next annual shareholders' meeting, or until their successors are elected and qualified. Executive officers are elected by directors and serve at the board's discretion.

The principal occupations of the Company's officers and directors during the past several years are as follows:

Robert Ferguson has been an officer and director of the Company since October 28, 2016, 2016.  Since 2001 Mr. Ferguson has been the managing member of CJBS Holdings LLC, d/b/a Integrated Strategic Solutions, a privately-owned consulting and investment company focused in technology and real estate.  Since 2011, Mr. Ferguson has been the Chairman of First Enterprise Realty Group, Inc. a licensed brokerage firm in California.

Fred Popke has been an officer and director of the Company since October 28, 2016.  Since 2009, Mr. Popke has served as the President of Real Estate Services and Technology, a firm engaged in providing custom software solutions for the real estate and financial industries.    From 2006 to 2009 Mr. Popke was the Product Director at Commerce Velocity, a firm engaged in developing and delivering enterprise-level underwriting and decisioning software for the financial industry.

Philip F. (Frank) Grey has been an officer and director of this Company since October 1, 2015.  Mr. Grey has been in the financial services industry for more than 25 years specializing in private and public equity, futures and commodities, as well as the foreign exchange markets. He has been involved in investment banking facilitating mergers and acquisitions for both private and public companies focusing on the technology and energy sectors. For the past six years, he has been a consultant to Share Agent, LLC and Securities Logistics Legal Group advising foreign companies and individuals in the complexities of U.S. and Canadian securities markets. From 2008 to 2010, Mr. Grey was employed at Velocity Capital Advisors, a company he founded to act as an introducing brokerage firm for futures, commodities and Forex trading. Prior to 2008, Mr. Grey served as Vice President of Institutional Sales for Acuvest, Inc., a futures and commodities firm located in Southern California.

John Carvelli has been a director of Golden Eagle since October 28, 2016.  Mr. Carvelli has been the Executive Vice President of the Liberty Dental Plan group of companies, a national dental benefits administrator, since 2004.  Prior to joining Liberty in 2004, John completed a multi-year project directing a hospital and integrated medical community clinic system in Los Angeles, CA.

Barry Adnams has been a director of Golden Eagle since October 28, 2016.  Mr. Adnams has been a licensed Architect since 1985.  During his professional career Mr. Adnams has provided all types of Architecture, Design/Build, Development, Construction Management, Public Storage and Property Management services.  Mr. Adnams is a principal of Trico Capital Investments, Inc., a privately held real estate development company in Irvine, CA.  Mr. Adnams is also a principal of Hard Hat, Inc. a boutique Design-Build Construction Company, specializing in self-storage development projects and a principal of Progressive Reality Partners, Inc., a mid-size property management company.

The following shows the amounts the Company expects to pay to its officers during the twelve months ending December 31, 2017 and the amount of time these persons expect to devote to the Company.

		Percent of Time
	Projected	to be Devoted to the
Name	Compensation	Company's Business

Robert W. Ferguson	$75,000	95%
Fred Popke	$75,000	95%
Philip F. (Frank) Grey	$10,000	20%

In connection with the acquisition of Advantego by the Company, the following persons received shares of the Company's common stock in the amounts shown below.

Number of
Name	Shares Received

Robert W. Ferguson	51,166,000
Fred Popke	51,166,000
John J. Carvelli	--
Barry Adnams	--

The following table shows the beneficial ownership of the Company's common stock, as of October 28, 2016, and after giving effect to the acquisition of Advantego, by (i) each person whom the Company knows beneficially owns more than 5% of the outstanding shares of its common stock, (ii) each of the Company's officers, (iii) each of the Company's directors, and (iv) all the officers and directors as a group.  Unless otherwise indicated, each owner has sole voting and investment powers over his shares of common stock.

Name and Address	Number of Shares	Percentage
of Beneficial Owner	Beneficially Owned	of Class

Robert W. Ferguson	51,166,000	32.9%
Fred Popke	51,166,000	32.9%
Frank Grey	--	--
John J. Carvelli	--	--
Barry Adnams	--	--

Item 3.02	Unregistered Sales of Equity Securities.

See Item 2.01 of this report for information concerning the issuance of shares of the Company's common stock to the shareholders of Advantego, Inc.

During August and September 2016 the Company sold 4,000,000 shares of its common stock, as well as warrants to purchase an additional 6,000,000 shares of the Company's common stock, to grant a group of private investors for $100,000.

The Company relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 in connection with issuance and sale of the shares described above.  The persons who acquired these shares were sophisticated investors and were provided full information regarding the Company's business and operations.  There was no general solicitation in connection with the offer or sale of these securities.  The persons who acquired these securities acquired them for their own accounts.  The certificates representing these securities will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.  No commission was paid to any person in connection with the issuance or sale of these securities.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 2.01 of this report.

Item 9.01	Financial Statement and Exhibits

The financial statements required by this item will be filed with an amendment to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on October 31, 2016.

GOLDEN EAGLE INTERNATIONAL, INC.

By:	/s/ Robert W. Ferguson
Robert W. Ferguson
Chief Executive Officer